Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
L.B. Foster Company
(a Pennsylvania corporation)
ARTICLE I
Notice - Waivers - Meetings Generally
Section 1.01    Manner of giving notice. -
(a)General rule. - Whenever notice in record form is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law (“BCL”) or by the Articles of Incorporation (the “Articles”) of L.B. Foster Company, a Pennsylvania corporation (the “Corporation”), or these Bylaws, it may be given to the person either personally or by delivering a copy thereof (1) subject to Section 1.03, by first class or express mail, postage prepaid, or courier service, charges prepaid, to the address of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice or (2) by facsimile transmission, e-mail or other electronic communication to the facsimile number or address for e-mail or other electronic communications supplied by the person to the Corporation for purposes of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of facsimile transmission, e-mail or other electronic communication, when sent. A notice of meeting shall specify the place, if any, day and hour of the meeting and any other information required by any provision of the BCL, the Articles or these Bylaws.
(b)Adjourned shareholder meetings. - When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors of the Corporation (the “Board of Directors” or “Board”) fixes a new record date for the adjourned meeting or the BCL, the Articles or these Bylaws require notice of the business to be transacted and such notice has not previously been given.
Section 1.02 Notice of meetings of the Board of Directors. - Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director at least 24 hours (in the case of notice by telephone, e-mail or other electronic communication) or 48 hours (in the case of notice by courier service or express mail) or 5 days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place, if any, of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting, except as otherwise required by the BCL, the Articles or these Bylaws.
Section 1.03 Notice of meetings of shareholders. - Notice in record form of every meeting of shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least 20 days prior to the day named for the meeting. If the secretary or other authorized person does not give notice of a meeting within a reasonable time, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted. If the Corporation has given a shareholder notice of the internet availability of proxy materials in a manner conforming with the rules of the Securities and Exchange Commission, the Corporation may give notice of the meeting to the shareholder by posting the notice on the internet website to which the proxy materials are posted.
Section 1.04 Use of conference telephone or other electronic communication technology. - Any director may participate in a meeting of the Board of Directors by means of conference telephone or other electronic communication technology such that persons participating in the meeting can hear each other. One or more persons may participate in a meeting of shareholders by means of conference telephone or other electronic communication technology such that persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 1.04 shall constitute presence in person at the meeting.
Section 1.05 Waiver of notice. - Whenever any notice is required to be given under the provisions of the BCL, the Articles, these Bylaws or other applicable law, a waiver thereof filed with the secretary of the Corporation in record form, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by the BCL, the Articles or these Bylaws, neither the business to be transacted at, nor the purpose of, a regular meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE II
Shareholders
Section 2.01    Place of meeting. - Subject to Section 1.04, all meetings of shareholders of the Corporation shall be held at such place as designated by the Board of Directors in the notice of the meeting. Notwithstanding the foregoing sentence, a meeting of shareholders does not need to be held at a place if the meeting is held by means of electronic technology (as defined for purposes of the BCL) in a fashion pursuant to which the shareholders have a reasonable opportunity to participate in the meeting, read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and, subject to such guidelines and procedures as the Board of Directors may adopt in accordance with the Articles, these Bylaws and applicable law, make appropriate motions and comment on the business of the meeting.
Section 2.02 Annual and special meetings. - Annual meetings of shareholders shall be held at a date, time and place, if any, fixed by the Board of Directors and stated in the notice of meeting, to elect the Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of shareholders may be called by the president for any purpose and shall be called by the president or secretary if directed by the Board of Directors.

Section 2.03 Quorum, adjournment and postponement. -
(a)General rule. - A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the Board of Directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.
(b)Withdrawal of a quorum. - The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
(c)Adjournments generally. - Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.
(d)Notice of adjourned virtual meeting. - Subject to applicable law, if notice of an adjourned meeting of shareholders held exclusively by means of electronic technology cannot be given by announcement at the meeting at which the adjournment is taken, notice may be given by means solely of a publicly available filing with the Securities and Exchange Commission.
(e)Electing directors at adjourned meeting. - Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section 2.03, shall nevertheless constitute a quorum for the purpose of electing directors.
(f)Other action in absence of quorum. - Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this Section 2.03, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.
(g)Postponement of virtual meeting. - If a meeting of shareholders is to be held exclusively by means of electronic technology, as provided in Section 1708(c) of the BCL, and the presiding officer decides in his or her reasonable judgment on the day of the meeting that the meeting cannot be convened because of a reason outside the control of the Corporation, the presiding officer may postpone the meeting to a specified time later that day or the following day. Notice of the postponed meeting may be given by means solely of a publicly available filing with the Securities and Exchange Commission.
Section 2.04 Action by shareholders. - Except as otherwise provided in the BCL or the Articles or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.
Section 2.05 Advance notice of nominations and proposals. -
(a)    Annual meetings of shareholders. -
(1)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting or any supplement thereto, or (B) by any shareholder of the Corporation present in person (as defined below) who was a shareholder of record at the time of giving of notice provided for in this Section 2.05, on the record date(s) for the determination of shareholders entitled to notice of and to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting, who nominates (in the case of a nomination) a number of candidates that does not exceed the number of directors to be elected at the meeting and who complies with the notice procedures set forth in this Section 2.05(a). Section 2.05(a)(1)(B) shall be the exclusive means for a shareholder to make nominations or submit other business before an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 promulgated under the Exchange Act and included in the Corporation’s notice of meeting). If a shareholder is not present in person to present its nomination or proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered). A shareholder is not entitled to have its nomination or proposal included in the Corporation’s proxy materials as a result of such shareholder’s compliance with the provisions of this Section 2.05, except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law. For purposes of these Bylaws, “present in person” shall mean that the shareholder proposing that the business or nomination be brought before the meeting, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, is in attendance at such meeting. For purposes of these Bylaws, to be a “qualified representative” of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the meeting stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.
(2)Subject to Section 2.05(d)(3) of these Bylaws, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.05(a)(1)(B), the shareholder must have given timely notice thereof in proper written form to the secretary and such other business must be a proper matter for shareholder action under the Articles, these Bylaws and applicable law and must not be expressly reserved for action by the Board of Directors under the Articles, these Bylaws or applicable law. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, recess or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations or proposals following the expiration of the time periods set forth in this Section 2.05(a)(2). To be in proper written form, such shareholder’s notice shall set forth:
(A)as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy materials as a nominee and to serving as a director if elected), (ii) a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past 3 years, and any other relationships, between or among any Proposing Person (as defined in Section 2.05(d)(2)), on the one hand, and each proposed nominee, and his or her respective affiliates and associates or any other participants in such solicitation, or others acting in concert (as defined in Section 2.05(d)(2)) therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (iii) with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 2.05(c), and (iv) such other information as may reasonably be required by the Corporation to determine the eligibility and qualifications of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee;
(B)as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation, any material interest in such business of each Proposing Person, including any anticipated benefit to the shareholder or any other Proposing Person therefrom and a description of all agreements, arrangements and understandings between any Proposing Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with the solicitations of proxies in support of the business proposed to be brought before the meeting; and
(C)    as to each Proposing Person, (i) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (ii) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (iii) any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) and that is, directly or indirectly, held or maintained by such shareholder with respect to any shares of any class or series of shares of the Corporation, including, without limitation, any option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position) which, assuming for purposes of these Bylaws, are presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Corporation or with a value derived in whole or in part from the price, value, dividend or amount of dividend or volatility of any class or series of securities of the Corporation, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Corporation or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the price, value, dividend or amount of dividend or volatility of the Corporation’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (iii) being a “Derivative Interest”); provided, however, that for the purpose of the term “Derivative Interest,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination, or otherwise include rights with an exercise or conversion privilege that is not fixed; and, provided, further, that any shareholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a shareholder that so satisfies Rule 13d-1(b)(1) under the

Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose a Derivative Interest held by such shareholder as a hedge with respect to a bona fide derivatives trade or position of such shareholder arising in the ordinary course of such shareholder’s business as a derivatives dealer, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which any Proposing Person has a right to vote any shares of any security of the Corporation, (v) any contract, agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement (including any short position or any borrowing or lending of shares of stock), the purpose or effect of which is to mitigate loss, reduce economic risk (of ownership or otherwise) or increase or decrease voting power with respect to any capital stock of the Corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Corporation, including, without limitation, any “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) related to any shares of any class or series of shares of the Corporation (any of the foregoing, a “Short Interest”), (vi) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Interests held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (viii) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to, based on any increase or decrease in the value of shares of the Corporation, Derivative Interests, or Short Interests, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposing Person’s immediate family sharing the same household, (ix) any material pending or threatened legal proceeding in which such Proposing Person is a party, material participant or has an interest (other than an interest that is substantially the same as all shareholders) involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (x) any direct or indirect interest (including a Derivative Interest or Short Interest, provided that, solely for purposes of this clause (x), references to the words “Corporation” within the definitions of “Derivative Interest” or “Short Interests” shall be replaced with the words “such affiliate” or “such competitor,” as applicable) of such Proposing Person in any contract or agreement with the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (xi) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any significant competitor of the Corporation, on the other hand, (xii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xiii) any other information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Person, (xiv) a representation whether the shareholder intends to be present in person at the meeting to propose such business or nomination, (xv) a representation whether the Proposing Person intends or is part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (z) otherwise to engage in or be a participant in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) of proxies in support of such proposal or nomination, and (xvi) a representation regarding whether a Proposing Person or any other person with whom the Proposing Person is acting in concert intends to or will submit, or is part of a group that intends to or will submit, any other proposal at the meeting, and (xvii) a representation regarding whether the Proposing Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and, in the event that a Proposing Person so intends, or is part of a group that so intends, a written agreement (in the form provided by the secretary upon written request), on behalf of such Proposing Person and any group of which it is a member, in which such Proposing Person acknowledges and agrees (w) that it, or the group of which it is a part, intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of such director nominees other than the Corporation’s nominees in accordance with Rule 14a-19(a)(3) promulgated under the Exchange Act, (x) that it shall notify the secretary promptly if any change occurs with respect to the intent of such Proposing Person or the group of which such Proposing Person is a part to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such Proposing Person’s nominees, (y) that if such Proposing Person or the group of which it is a part (1) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act (including with respect to special meetings, if applicable), then the Corporation shall disregard any proxies or votes solicited for such Proposing Person’s nominees, and (z) that, upon request by the Corporation, if such Proposing Person or the group of which it is a part provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.1
(3)    In addition, to be timely, a shareholder shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice (including any information regarding any Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director) shall be true and correct as of (i) the record date(s) for the determination of persons entitled to receive notice of and to vote at the meeting and (ii) the date that is 5 business days prior to the meeting and, in
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1 NTD: Reflects market practice; this update relates to the universal proxy rule and requires the nominating shareholder to make representations about its solicitation plans.

the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) above, such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation no later than 2 business days after the record date. In the case of the update and supplement pursuant to clause (ii) above, such update and supplement shall be delivered to the secretary at the principal executive offices of the Corporation no later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not cure or limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder, or under any other provision of these Bylaws, to amend or update any proposal or nomination or to submit any new proposal or nomination, including, without limitation, by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of shareholders.
(4)Upon written request by the secretary, the Board of Directors or any duly authorized committee thereof, a shareholder submitting a notice pursuant to this Section 2.05 proposing business or a nomination to be brought before a meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory in the reasonable discretion of the Board of Directors, to any duly authorized committee thereof or any duly authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder (including any information submitted regarding any Proposing Person or any candidate whom a Proposing Person proposes to nominate for election as a director) in the notice delivered pursuant to the requirements of these Bylaws (including, if requested, written confirmation by such shareholder that it continues to intend to bring the business or nomination proposed in the notice before the meeting) and (B) such other information reasonably required by the secretary, the Board of Directors or any duly authorized committee thereof, acting in good faith, to determine compliance with these Bylaws by each Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director or the accuracy and completeness of any notice or solicitation given or made on behalf of a Proposing Person. If a shareholder fails to provide such written verification or other information within such period, the information as to which written verification or other information was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.
(5)Upon written request by the secretary, the Board of Directors or any duly authorized committee thereof, a shareholder submitting a notice pursuant to this Section 2.05 proposing business or a nomination to be brought before a meeting shall provide, within 5 business days of delivery of such request (or such other period as may be specified in such request), a written supplement, satisfactory in the reasonable discretion of the Board of Directors, to any duly authorized committee thereof or any duly authorized officer of the Corporation, to update the information (including any information submitted regarding any Proposing Person) contained in any previously submitted shareholder notice and provide the disclosures required by Section 2.05 such that they are current and true, correct and complete as of the date that such supplement is submitted to the secretary. If a shareholder fails to provide such written supplement within such period, the information as to which a written supplement was requested may be deemed not to have been provided in accordance with the requirements of these Bylaws.

(6)Upon written request by the secretary, the Board of Directors or any duly authorized committee thereof, each candidate whom a shareholder proposes to nominate for election as a director shall, and such shareholder shall cause such nominee to, make himself or herself available for interviews with the Board of Directors and any duly authorized committee thereof within 5 business days of delivery of such request (or such other period as may be specified in such request).
(7)For a notice pursuant to this Section 2.05 to comply with the requirements of this Section 2.05, each of the requirements of this Section 2.05 shall be directly and expressly responded to in a manner that clearly indicates and expressly references to which provisions of this Section 2.05 the information disclosed is intended to be responsive. Information disclosed in one section of the notice in response to one provision of this Section 2.05 shall not be deemed responsive to any other provision of this Section 2.05 unless it is expressly cross-referenced to such other provision and it is clearly apparent how the information included in one section of the notice is directly and expressly responsive to the information required to be included in another section of the notice pursuant to this Section 2.05. For the avoidance of doubt, statements purporting to provide global cross-references that purport to provide that all information provided shall be deemed to be responsive to all requirements of this Section 2.05 shall be disregarded and shall not satisfy the requirements of this Section 2.05.
(8)For a notice pursuant to this Section 2.05 to comply with the requirements of this Section 2.05, it must set forth in writing directly within the body of the notice (as opposed to being incorporated by reference from any other document or writing not prepared solely in response to the requirements of these Bylaws) all the information required to be included therein as set forth in this Section 2.05. A notice shall not be deemed to be in compliance with this Section 2.05 if it attempts to include the required information by incorporating by reference into the body of the notice any other document, writing or part thereof, including, but not limited to, any documents publicly filed with the Securities and Exchange Commission not prepared solely in response to the requirements of these Bylaws. For the further avoidance of doubt, the body of the notice shall not include any documents that are not prepared solely in response to the requirements of these Bylaws.
(9)A shareholder submitting a notice pursuant to this Section 2.05, by its delivery to the Corporation, represents and warrants that all information contained therein (including any information regarding any Proposing Person or candidate whom a Proposing Person proposes to nominate for election as a director), as of the deadline for submitting the notice, is true, correct and complete in all respects, contains no false or misleading statements and such shareholder acknowledges that it intends for the Corporation and the Board of Directors to rely on such information as (A) being true, correct and complete in all respects and (B) not containing any false or misleading statements. If the information submitted pursuant to this Section 2.05 by any shareholder proposing business or a nomination to be brought before a meeting shall not be true, correct and complete in all respects prior to the deadline for submitting the notice, such information may be deemed not to have been provided in accordance with this Section 2.05.
(10)Notwithstanding anything in the second sentence of paragraph Section 2.05(a)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a shareholder who had, prior to such increase in the size of the Board of Directors, previously submitted, on a timely basis and in proper written form, a shareholder notice relating to nominees for such meeting, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which such public announcement is first made by the Corporation.
(b)Special meetings of shareholders. - Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (1) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting or any supplement thereto or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation present in person who is a shareholder of record at the time of giving of notice provided for in this Section 2.05(b), on the record date(s) for the determination of shareholders entitled to notice of and to vote at the special meeting and at the time of the special meeting, who is entitled to vote at the meeting, who nominates a number of candidates that does not exceed the number of directors to be elected at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice provided pursuant to this Section 2.05(b) includes the information required by Section 2.05(a) with respect to any nomination (including the completed and signed questionnaire, representation and agreement referenced in Section 2.05(c)) and such notice is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 7th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations or proposals following the expiration of the time periods set forth in this Section 2.05(b). In no event shall the adjournment, recess or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. This Section 2.05(b) shall be the exclusive means for a shareholder to make nominations or submit other business before a special meeting of shareholders. If a shareholder is not present in person to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered). A shareholder is not entitled to have its nomination included in the Corporation’s proxy materials as a result of such shareholder’s compliance with the provisions of this Section 2.05(b), except if such nominees are also submitted in accordance and in compliance with Rule 14a-19 promulgated under the Exchange Act and other applicable requirements of state and federal law.
(c)Submission of questionnaire, representation and agreement. - To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.05) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, (3) has disclosed to the Corporation any and all potential and actual conflicts of interest of such nominee with the Corporation and (4) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(d)    General. -
(1)Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05 shall be eligible to be elected at an annual meeting of shareholders or special meeting of shareholders, as applicable, to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.05. Except as otherwise provided by law, the Articles or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.05 and, if any proposed nomination or business is not in compliance with this Section 2.05, to declare that such defective proposal or nomination shall be disregarded. In addition, a nomination or business proposed to be brought by a shareholder pursuant to Section 2.05 may not be brought before a meeting if such shareholder or any Proposing Person takes action contrary to the representations made in the shareholder notice applicable to such nomination or business or if such shareholder notice contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, or if after being submitted to the Corporation, the shareholder notice was not updated in accordance with these Bylaws to cause the information provided therein to be true, correct and complete in all respects.
(2)For purposes of this Section 2.05, (A) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (B) “Proposing Person” shall mean (i) the shareholder providing the notice of the nomination or business proposed to be brought before the meeting, (ii) the beneficial owner or beneficial owners, if any, on whose behalf such notice is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A of the Exchange Act, or any successor instructions) with such shareholder or beneficial owner in such solicitation of proxies in respect of any such proposed nomination or business, (iv) any Affiliate (within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner, (v) any person controlling, controlled by or under common control with such shareholder or beneficial owner and (vi) any person acting in concert with such shareholder or beneficial owner; and (C) a person shall be deemed to be “acting in concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be “acting in concert” with any other person solely as a result of the solicitation or receipt of revocable proxies, from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy statement filed on Schedule 14A, and a person deemed to be “acting in concert” with another person shall be deemed to be “acting in concert” with any third party who is also “acting in concert” with such other person.
(3)Notwithstanding the foregoing provisions of this Section 2.05, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19) and the BCL with respect to the matters set forth in this Section 2.05. Nothing in this Section 2.05 shall be deemed to affect any rights of a shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.
(4)Without limiting the other provisions and requirements of this Section 2.05, unless otherwise required by applicable law, if any shareholder (A) provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act (including with respect to special meetings, if applicable), then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominees. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(a)(1) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
Section 2.06 Organization. - At every meeting of shareholders, the chairman of the Board, if there be one, or, in the case of a vacancy in office or absence of the chairman of the Board, one of the following officers present in the order stated: the president, the vice presidents in their order of rank and seniority, or a person chosen by majority vote of the Board of Directors, shall act as presiding officer of the meeting. Unless otherwise determined by the Board prior to the meeting and subject to applicable law, the presiding officer of any meeting of shareholders will determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including, without limitation, by: (a) imposing restrictions on the persons (other than shareholders of the Corporation, their duly appointed proxy holders and their qualified representatives) that may attend the meeting; (b) ascertaining whether any shareholder, proxy holder or qualified representative may be excluded from the meeting based upon any determination by the presiding officer of the meeting, in his or her sole discretion, that any such person has disrupted the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the date and times at which the polls for voting at the meeting will be opened and closed. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and assistant secretaries, a person appointed by the presiding officer of the meeting, shall act as secretary.
Section 2.07 Proxies. -
(a)    General rule. -
(1)Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.
(2)The presence of, or vote or other action on behalf of, a shareholder at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by, the shareholder.
(3)Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote or other action of all shares represented thereby the vote cast or other action taken by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares or taking the other action, the voting of the shares or right to take other action shall be divided equally among those persons.
(b)    Execution and Process. - Every proxy shall be executed or authenticated by the shareholder or by his duly authorized attorney-in-fact and filed with or transmitted to the secretary of the Corporation or its designated agent. A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (1) may be treated as properly executed or authenticated for purposes of this subsection; and (2) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.
(c)    Revocation. - A proxy, unless coupled with an interest (as defined in Section 1759(d) of the BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary or his or her designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after 3 years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice of the death or incapacity is given to the secretary or his or her designated agent in writing or by electronic transmission.
(d)    Proxy expenses. - The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of

Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.
(e)    Proxy card. - Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 2.08 Voting list. - The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder; provided, however, that this Section 2.08 does not require the Corporation to include electronic mail addresses or other electronic contact information of the shareholders on such list. The list shall be produced and kept open at the date, time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that the Corporation shall not be required to produce the list at a meeting of shareholders for which a judge or judges of election are appointed but instead shall furnish the list to the judge or judges of election. A shareholder and any agent or attorney who inspects this list may use the information on the list only for purposes related to the meeting and must keep the information on the list confidential in accordance with Section 1764 of the BCL.
Section 2.09 Consent of shareholders in lieu of meeting. - Any action required or permitted to be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting only upon the unanimous written consent of all shareholders who would have been entitled to vote thereon at a meeting of shareholders called to consider the matter.
ARTICLE III
Board of Directors
Section 3.01    Personal liability of directors. -
(a)    General rule. - A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:
(1)the director has breached or failed to perform the duties of his or her office under 15 Pa.C.S. Subch. 17B (or any successor statute);
(2)the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
(b)    Exceptions. - Subsection (a) shall not apply to:
(1)the responsibility or liability of a director pursuant to any criminal statute, or
(2)the liability of a director for the payment of taxes pursuant to federal, state or local law.

Section 3.02 Qualifications and selection of directors. -
(a)Qualifications. - Each director of the Corporation shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the Corporation.
(b)Election of directors. - Except as otherwise provided in these Bylaws or Pennsylvania law, directors of the Corporation shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.
Section 3.03 Number and term of office. -
(a)Number. - The Board of Directors shall consist of such number of directors, not less than 1 nor more than 15, as may be determined from time to time by action of the Board of Directors.
(b)Term of office. - Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.
(c)Resignation. - Any director may resign at any time upon notice in record form to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.
(d)Vacancies. - Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, or by a sole remaining director, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for the balance of the unexpired term and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the Board of Directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
Section 3.04 Place of meetings. - Subject to Section 1.04, all meetings of the Board of Directors may be held at such place within or without Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.
Section 3.05 Organization of meetings. - At every meeting of the Board of Directors, the chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the Board, one of the following officers present in the order stated: the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
Section 3.06 Regular meetings. - Subject to Section 1.04, regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by action of the Board of Directors.
Section 3.07 Special meetings. - Special meetings of the Board of Directors shall be held whenever called by the chairman or by two or more of the directors.
Section 3.08 Quorum of and action by directors. -
(a)General rule. - A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.
(b)Action by written consent. - Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting by a consent or consents thereto in record form signed before, on or after the effective time by all of the directors in office at the effective time. A consent may provide, or a person signing a consent, whether or not then a director, may instruct in record form that the consent will be effective at a future time, including a time determined upon the happening of an event. In the case of a consent signed by a person not a director at the time of signing, the consent is effective at the stated effective time if the person who signed the consent is a director at the effective time and did not revoke the consent in record form prior to the effective time. A consent is effective at the stated effective time even if one or more signers are no longer directors at the effective time unless the consent has been revoked by a signer who is a director at the effective time. A signer of a consent may revoke the signer’s consent in record form until the consent becomes effective.
Section 3.09 Executive and other committees. -
(a)    Establishment and powers. - The Board of Directors may, by action adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the action of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:
(1)The submission to shareholders of any action or matter, other than the election or removal of directors, requiring approval of shareholders under the BCL.
(2)The creation or filling of vacancies in the Board of Directors.
(3)The adoption, amendment or repeal of these Bylaws.
(4)The amendment or repeal of any action of the Board that by its terms is amendable or repealable only by the Board.
(5)Action on matters committed by these Bylaws or an action of the Board of Directors to another committee of the Board.

(b)Alternate committee members. - The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any action in record form by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.
(c)Term. - Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.
(d)Committee procedures. - The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board.
Section 3.10 Compensation. - The Board of Directors has the authority to fix the compensation of directors for their services as directors, regardless of the personal interest of the directors, and if the Board of Directors establishes the compensation of directors in accordance with this Section 3.10, that action is presumed to be fair to the Corporation. A director may be a salaried officer of the Corporation. Directors shall be reimbursed for their expenses of attendance at any meeting of the Board of Directors or any committee thereof.
ARTICLE IV
Officers
Section 4.01    Officers generally. -
(a)Number, qualifications and designation. - The officers of the Corporation shall be a president, a secretary and a treasurer, and such other officers as may be elected in accordance with the provisions of Section 4.03. Officers may but need not be directors or shareholders of the Corporation. Each officer shall be a natural person of full age. The Board of Directors may elect from among the members of the Board a chairman of the Board. Any number of offices may be held by the same person.
(b)Resignations. - Any officer may resign at any time upon notice in record form to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.
(c)Bonding. - The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.
Section 4.02 Election and term of office. - The officers of the Corporation, except those elected by delegated authority pursuant to Section 4.03, shall be elected annually by the Board of Directors, and each such officer shall hold office until a successor has been selected and qualified or until his or her earlier death, resignation or removal.
Section 4.03 Subordinate officers, committees and agents. - The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
Section 4.04 Removal of officers and agents. - Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
Section 4.05 Vacancies. - A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 4.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.
Section 4.06 Authority. - All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to actions or orders of the Board of Directors or in the absence of controlling provisions in the actions or orders of the Board of Directors, as may be determined by or pursuant to these Bylaws.
Section 4.07 The chairman of the Board. – Subject to Section 2.06, the chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors.
Section 4.08 The president. - The president shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board of Directors. The president shall sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Board of Directors.
Section 4.09 The vice presidents. - The vice presidents, if any, shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the Board of Directors or the president.
Section 4.10 The secretary. - The secretary or an assistant secretary shall attend all meetings of shareholders and of the Board of Directors and shall record all the votes of shareholders and of the directors and the minutes of the meetings of shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to documents executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors or the president.

Section 4.11 The treasurer. - The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the president.
Section 4.12 Salaries. - The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by action of the Board of Directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 4.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.
ARTICLE V
Shares
Section 5.01 Certificated and uncertificated shares. - The interest of each shareholder of the Corporation may be uncertificated or may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe.
Section 5.02 Record holder of shares. - The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.
Section 5.03 Lost, destroyed or mutilated certificates. - The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to the holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of the loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.
ARTICLE VI
Indemnification of Directors, Officers and
Other Authorized Representatives
Section 6.01    Indemnification and insurance. -
(a)    Indemnification of directors and officers. -
(1)    Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below) arising out of or related to Indemnitee’s service at any time in a Covered Capacity (as defined below). No indemnification pursuant to this Section 6.01 shall be made, however: (A) in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; or (B) in connection with a Proceeding (or part thereof) initiated by an Indemnitee (except in connection with a Proceeding to enforce a right to indemnification or advancement of expenses under this Article VI), unless the Proceeding (or part thereof) was authorized by the Board of Directors.
(2)    The right to indemnification provided in this Section 6.01 shall include the right to have the expenses incurred by the Indemnitee in participating in any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding arising out of or related to Indemnitee’s service at any time in a Covered Capacity automatically and without any action or approval required by the Board of Directors; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 6.01 or otherwise.
(3)For purposes of this Article VI, (A) “Indemnitee” shall mean each director and each officer of the Corporation (including directors and officers who have ceased serving in any such capacity) who was or is a party to, or is threatened to be made a party to, or is a witness or other participant in, any Proceeding, by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any limited liability company, partnership, joint venture, trust, employee benefit plan or other entity; (B) “Proceeding” shall mean any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, and whether instituted by or on behalf of the Corporation or any other party; and (C) “Covered Capacity” shall mean service as a director or officer of the Corporation or in any other capacity of the type referred to in Section 6.01(a)(3).
(4)The provisions of this Article VI shall inure to the benefit of and be enforceable by an Indemnitee’s heirs, executors, administrators and legal representatives.
(b)    Indemnification of employees and other persons. - The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons, and provide for advancement of expenses to such persons in the manner set forth in Section 6.01(a)(2), above, as though they were Indemnitees, except that, if Pennsylvania law continues to so require, to the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Directors and officers of entities that have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 6.01(b).
(c)Non-exclusivity of rights. - The rights to indemnification and to the advancement of expenses provided in or pursuant to this Section 6.01 shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles, these Bylaws, agreement, vote of shareholders or directors or otherwise.
(d)Insurance. - The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.
(e)Fund for payment of expenses. - The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the, by agreement, vote of shareholders or directors or otherwise.
Section 6.02 Interpretation. - The provisions of this Article VI are intended to constitute Bylaws authorized by Section 1746 of the BCL.
ARTICLE VII
Miscellaneous
Section 7.01 Fiscal year. - The fiscal year of the Corporation shall be fixed by the Board of Directors.
Section 7.02 Amendment of Bylaws. -
(a)General rule. - Except as provided in this Section 7.02 with respect to this Section 7.02 and Section 2.05, these Bylaws may be amended either (1) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (2) regardless of whether the shareholders have previously adopted or approved the bylaw being amended, by action of the Board of Directors; provided, however, that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by the BCL or otherwise. The shareholders may amend Section 2.05 or this Section 7.02 only by the affirmative vote of not less than two-thirds of the votes that all shareholders, voting as a single class, are entitled to cast thereon. The authority, powers and functions of the Board of Directors may not be varied, and a committee of the Board of Directors may not be established, by a bylaw adopted by the shareholders unless such bylaw has been adopted with the approval of the Board of Directors.
(b)Notification by shareholders. - The notice of a meeting of shareholders that will act on an amendment to these Bylaws shall state that the purpose, or one of the purposes, of the meeting is to consider an amendment of these Bylaws and there shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.
Section 7.03 Forum Provision.

(a)Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the BCL or the Corporation’s Articles or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the state and federal courts sitting in the judicial district of the Commonwealth of Pennsylvania embracing the county in which the registered office of the Corporation is located.
(b)Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.